UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

VAALCO Energy, Inc.

(Exact name of registrant as specified in is charter)

Delaware	1-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:

(713) 623-0801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2015, VAALCO Gabon (Etame), Inc. (“VAALCO Sub”), a wholly owned subsidiary of VAALCO Energy, Inc. (“VAALCO”), entered into a Waiver and First Amendment of Loan Agreement (the “Amendment”), amending the Loan Agreement dated as of January 30, 2014 by and between VAALCO Sub, as borrower, and International Finance Corporation, as lender (as amended, the “Loan Agreement”).

The Amendment permanently removes the affirmative covenant that VAALCO Sub maintain a debt to equity ratio at or below that of 60 to 40. The Amendment also extends to September 30, 2016 the date upon which VAALCO Sub must convert the ownership of its Gabonese assets to an entity organized under the laws of Gabon.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto, as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Waiver and First Amendment of Loan Agreement, by and between VAALCO Gabon (Etame), Inc. and International Finance Corporation, dated May 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Dated: May 26, 2015	By:	/s/ Eric J. Christ
Eric J. Christ
Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Waiver and First Amendment of Loan Agreement, by and between VAALCO Gabon (Etame), Inc. and International Finance Corporation, dated May 19, 2015.